Exhibit (d)(3)

NOTICE OF GUARANTEED DELIVERY

FOR

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES ISSUED

BY BAIN CAPITAL SPECIALTY FINANCE, INC.

This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the rights offering (the “Rights Offering”) described in the Prospectus, dated May [  ], 2020 (the “Prospectus”) of Bain Capital Specialty Finance, Inc., a Delaware corporation (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Subscription Rights Certificate(s)”) to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern time, on [June 5], 2020, unless such time is extended by the Company as described in the Prospectus (as it may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by fax transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “The Offering—Methods for Exercising Rights” in the Prospectus.

Payment of the estimated Subscription Price of $9.46 per share (the “Estimated Subscription Price”) for each share of the Company’s common stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in “The Offering—Payment for Shares” in the Prospectus by the close of business on the second business day after the Expiration Date. See “The Offering—Methods for Exercising Rights” in the Prospectus. The subscription price per share will be 92.5% of the volume-weighted average of the sales prices of our shares of Common Stock on the New York Stock Exchange for the five consecutive trading days ending on the Expiration Date (the “Subscription Price”). In the event that the Subscription Price exceeds the Estimated Subscription Price, an invoice will be sent for any additional amounts due. Payment for such additional amounts, if any, must be made within ten business days after the confirmation date. In the event the Subscription Price is less than the Estimated Subscription Price, the Subscription Agent will mail a refund to exercising Rights holders. No interest will be paid on amounts refunded.

The Subscription Agent is: American Stock Transfer & Trust Company, LLC

By Mail or Overnight Courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

Telephone number for Confirmation (Toll Free): 877-248-6417

DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

If you have any questions or require additional copies of relevant documents please contact the Company’s Information Agent, AST Fund Solutions:

AST Fund Solutions

48 Wall Street, 22nd Floor

New York, New York 10005

800-207-2872

Ladies and Gentleman:

The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing                      Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern time, on the Expiration Date. Upon terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Rights to subscribe for shares of common stock with respect to the Rights represented by such Subscription Rights Certificate(s).

The undersigned understands that payment of the Estimated Subscription Price of $[  ] per share for each share of common stock subscribed for pursuant to the Rights Offering must be received by the Subscription Agent by the close of business on the second business day after the Expiration Date and represents that such payment, in the aggregate amount of $          either (check appropriate box):

☐                                    is being delivered to the Subscription Agent herewith or,

☐                                    has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐ Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐ Certified check

☐ Bank draft (cashier’s check)

☐ Money order

Name of Maker:

Date of check, draft or money order:

Check, draft or money order number:

Bank or other institution on which

Check is drawn or issuer of money order:

Signature(s)	Address
Name(s)
(please type or print)	Area Code and Tel. No.(s)

Subscription Rights Certificate (No(s). (if available)

GUARANTEE OF DELIVERY

(Not to Be Used For Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent (i) payment of the full Estimated Subscription Price for the shares subscribed for in the primary subscription and any additional shares subscribed for pursuant to the over-subscription privilege (as those terms are defined in the Prospectus), and (ii) properly completed and duly executed Subscription Rights Certificate(s), on or prior to the close of business on the second business day after the Expiration Date.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus, dated May [  ], 2020, of Bain Capital Specialty Fund, Inc.  Failure to do so could result in a financial loss to such institution.